                    EMPLOYMENT TERMINATION AND SEVERANCE AGREEMENT


          THIS EMPLOYMENT TERMINATION AND SEVERANCE AGREEMENT (this "Termination Agreement") is entered into as of September 30, 1997, by and between Energy BioSystems Corporation ("EBC"), and John H. Webb, an individual residing at 110 Spring Mist Place, The Woodlands, Texas 77381 ("Employee").

          WHEREAS, EBC and Employee have previously entered into an Employment Agreement dated August 21, 1991, as amended (the "Employment Agreement");

          WHEREAS, Employee intends to resign from his employment with EBC effective October 1, 1997 (the "Effective Date"); and

          WHEREAS, EBC and Employee now wish to terminate the Employment Agreement and release each other from any claims arising thereunder effective upon the Effective Date;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

          1. TERMINATION. The Employment Agreement is terminated effective as of the Effective Date and none of the parties shall have any further rights or obligations hereunder after the Effective Date except as expressly specified herein.

          2. SEVERANCE. For and in consideration of Employee's execution of this Termination Agreement, EBC will, subject to the further provisions of this Termination Agreement, (i) pay Employee (A) monthly payments of $18,750.00 for the period beginning as of October 1, 1997 and continuing through December 31, 1997, payable as and when Employee would otherwise be paid his salary under Section 2 of the Employment Agreement, and (B) a final payment of $187,500.00 on January 15, 1998 (collectively, the "Severance Payments"), (ii) continue to pay through October 31, 1998 the premiums required for Employee's continued coverage under (A) the Company's group medical plan, (B) the disability insurance presently maintained by the Company for the benefit of Employee and (C) the life insurance presently maintained by the Company for the benefit of Employee, (iii) extend (and hereby does extend) the period during which options granted to Employee under EBC's Stock Incentive Plan may vest, to the extent such options vest upon the completion of a commercial BDS site license, until October 31, 1998, and (iv) extend (and hereby does extend) the period during which Employee may exercise options granted to Employee under EBC's Stock Incentive Plan, to the extent such options are vested as of the Effective Date or become vested pursuant to the preceding clause of this Termination Agreement, until October 31, 1998. Notwithstanding the provisions of Section 4.7 of the Employment Agreement, the Severance Payments shall not be subject to any reduction or right of offset as a result of Employee's employment by another entity during the term of this Termination Agreement, provided that Employee has complied with the terms set forth herein.

          3. RELEASE. (a) Employee, on behalf of himself, his heirs, beneficiaries and personal representatives, hereby releases, acquits and forever discharges EBC, its officers, employees, former employees, stockholders, directors, agents and assigns, and all other persons, firms or corporations in control of, under the direction of, or in any way associated with EBC (collectively, the "EBC Affiliates"), of and


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from all claims, charges, complaints, liabilities, obligations, promises, agreements, contracts, damages, actions, causes of action, suits, accrued benefits or other liabilities of any kind or character, whether known or hereafter discovered, arising from, growing out of, or in any way connected with or related to Employee's employment with, and/or termination of employment from, EBC and the EBC Affiliates, including, but not limited to, allegations of wrongful termination, discrimination, breach of contract, intentional infliction of emotional distress, invasion of privacy, promissory estoppel, whistleblowing, fraud, termination for refusal to perform an illegal act, defamation, any action in tort or contract, any action for unpaid wages, attorney's fees, or punitive damages, and any violation of any federal, state, or local law, including but not limited to, any violation of Title VII of the Civil Rights Acts of 1964 and 1991, as amended, 42 U.S.C.
Section 2000e ET SEQ., the Civil Rights Act of 1866, 42 U.S.C. Section 1981 ET SEQ., the Equal Pay Act, 29 U.S.C. Section 206, the Employee Retirement Income Security Act of 1974, as amended (ERISA), 29 U.S.C. Section 1001 ET SEQ., the Americans with Disabilities Act, 42 U.S.C. Section 12101 ET. SEQ., the Fair Labor Standards Act, as amended, 29 U.S.C. Section 621 ET SEQ., the Family and Medical Leave Act of 1993, 29 U.S.C. Section 2601 ET SEQ., the Worker Adjustment and Restraining Notification Act (WARN), 29 U.S.C. Section 2101 ET SEQ., the Texas Commission on Human Rights Act, as amended, Texas Labor Code Section 21.001 ET SEQ., the Texas Payday Act, Texas Labor Code
Section 61.001 ET SEQ., the Texas Workers' Compensation Statute, Texas Labor Code Section 451.001 ET SEQ., and any other civil rights act, and all amendments made to any such laws from time to time.

          (b) Employee agrees not to commence any legal proceeding or lawsuit against EBC or any EBC Affiliate arising out of or based upon Employee's employment with EBC or any EBC Affiliate or because of the termination of Employee's employment with EBC or any EBC Affiliate.

          (c) The consideration cited above and the promises contained herein are made for the purpose of purchasing the peace of EBC and the EBC Affiliates and are not to be construed as an admission of liability or as evidence of unlawful conduct by EBC or any EBC Affiliate, all such liability being herein expressly denied.

          (d) Employee voluntarily accepts the Severance Payments as sufficient payment for the full, final and complete release stated herein, and agrees that no other promises or representations have been made to Employee by EBC or an EBC Affiliate or any other person purporting to act on the behalf of EBC or an EBC Affiliate, except as expressly stated herein.

          (e) Employee understands that this is a full, complete, and final release of EBC and the EBC Affiliates. As evidenced by the signature below, Employee expressly promises and represents to EBC and the EBC Affiliates that he has completely read this Agreement and understands its terms, contents, conditions, and effects. Employee stipulates and agrees that EBC and EBC Affiliates do not owe Employee anything in addition to what Employee will be receiving pursuant to Section 2 of this Termination Agreement.

          (f) Employee hereby waives all rights to recall, reinstatement, reemployment and past or future wages from EBC and the EBC Affiliates and further, acknowledges that Employee is not entitled to any continued participation in, or benefits under, any employee benefit plan or compensation program of EBC or any EBC Affiliate, including, without limitation, any profit, bonus or commission arrangement, the EBC Stock Incentive Plan, the Employment Agreement and any other employment agreement (whether written or oral) with the Company, except as may otherwise be required by ERISA or as otherwise expressly set forth herein.

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          4.   ACKNOWLEDGMENT OF REMAINING OBLIGATIONS UNDER EMPLOYMENT
AGREEMENT. Employee acknowledges that he is subject to valid and enforceable agreements regarding nondisclosure, inventions and noncompetition pursuant to the provisions of Sections 5.2, 5.3, 5.4 and 5.5 of the Employment Agreement, which provisions and obligations remain in full force and effect following this Termination Agreement.

          5. NO ASSIGNMENT OF CLAIMS. Employee hereby warrants that he has not assigned, transferred or conveyed at any time to any individual or entity any alleged right, claim or cause of action against EBC or any EBC Affiliate. Employee agrees to and does hereby indemnify and hold EBC and the EBC Affiliates harmless from any claims, liabilities, damages, demands, losses, costs, debts and causes of action whatsoever, including without limitation attorney's fees, whether known or unknown, which may be asserted by parties for breach of the foregoing warranty.

          6. NO DURESS, ETC. Employee hereby warrants to EBC that he has completely read this Termination Agreement prior to executing it, and has had a reasonable period of time within which to consider this Agreement and to understand its terms, contents, conditions and effects and has entered into this Termination Agreement knowingly and voluntarily. Employee understands that he has the right to consult an attorney of his choice and represents that he has consulted with an attorney or he has knowingly decided not to do so. Employee states that he is not presently affected by any disability which would prevent him from knowingly and voluntarily executing this Termination Agreement, and further states that the promises made herein are not made under duress, coercion or undue influence.

          7. AMENDMENT. This Termination Agreement may not be amended or modified in any respect except by an agreement in writing executed by the parties in the same manner as this Agreement.

          8. SUCCESSORS. This Termination Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns.

          9. INVALID PROVISIONS. If any provision of this Termination Agreement is held to be illegal, invalid or unenforceable under present or future law effective during the term hereof, such provision shall be fully severable. This Termination Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and the remaining portions hereof shall remain in full force and effect and shall not be effected by the illegal, invalid or unenforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically, as part of this Termination Agreement, a provision similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

          10. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Termination Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          11. GOVERNING LAW. This Termination Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

          12. ENTIRE AGREEMENT. This Termination Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Termination Agreement and supersedes


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and is in full substitution for any and all prior agreements and understandings whether written or oral between said parties relating to the subject matter of this Termination Agreement.

          IN WITNESS WHEREOF, the parties have duly executed this Termination Agreement effective as of the date first above written.

                                   EMPLOYEE:


                                   --------------------------------
                                   John H. Webb


                                   ENERGY BIOSYSTEMS CORPORATION


                                   By:
                                      -----------------------------
                                          Ramon Lopez
                                          Chairman of the Board












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